EXHIBIT 99.1

Intelligent Systems Announces Fiscal Year 2015 Results

NORCROSS, Ga., March 09, 2016 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) announced today its financial results for the three and twelve month periods ended December 31, 2015.

For the twelve month period ended December 31, 2015, the company recorded net income  attributable to Intelligent Systems Corporation of $18,020,000 ($2.05 per basic share and $2.02 per diluted share), compared to a net loss attributable to Intelligent Systems of $76,000 ($0.01 per basic and diluted share) in the same period in 2014. The dramatic change between periods reflects primarily a gain of $18,802,000 on the sale of the company’s former ChemFree subsidiary.

As previously announced, the company sold its ChemFree subsidiary on March 31, 2015 for a purchase price of $21,600,000 in an all cash transaction.  In accordance with accounting standards, the ChemFree operations have been retroactively classified as discontinued operations for all periods presented in 2015 and 2014 and the assets and liabilities associated with the former subsidiary are presented on the balance sheet as single line items titled assets and liabilities from discontinued operations.

The company’s cash balance at December 31, 2015 was $18,059,000, not including $2,200,000 in restricted cash that is related to certain escrow conditions of the ChemFree sale. Total stockholders’ equity grew to $23,169,000 at December 31, 2015 from $6,578,000 at December 31, 2014. On February 8, 2016, the company paid a special cash dividend of $0.35 per share, aggregating $3,056,000 in total, to shareholders of record on January 29, 2016.

Our revenue from continuing operations grew 27 percent and 14 percent, respectively, in the three and twelve month periods ended December 31, 2015, as compared to the same periods in 2014.  Growth is attributed not only to more software license revenue but also to a higher volume of processing and professional services.

For the three month period ended December 31, 2015, the company recorded net income attributable to Intelligent Systems of $940,000 ($0.11 per basic and diluted share) compared to net income attributable to Intelligent Systems of $211,000 ($0.02 per basic and diluted share) in the fourth quarter of 2014. In the fourth quarter of 2015, investment income of $1,247,000 offset a loss from continuing operations, resulting in a profitable quarter.  The investment income represents primarily a gain of $2,034,000 from the sale of our ownership interest in Lancope, Inc. to Cisco, Inc. in December 2015, offset in part by a write-down of $792,000 on the carrying value of another investment. Despite the solid revenue growth in 2015, our G&A expenses were also significantly higher in 2015 than in 2014, contributing to the loss from continuing operations.  In 2014, a significant component of corporate G&A expenses was charged to our former ChemFree subsidiary for services provided by the corporate office. Following the sale of ChemFree in March 2015, corporate activities and resources (and the associated expense) have been re-focused on our CoreCard operations and strategic initiatives, resulting in higher G&A expenses for continuing operations in 2015.

“CoreCard Software is now our primary business activity and most of our efforts are focused on expanding our footprint in the FinTech space,” commented J. Leland Strange, CEO of Intelligent Systems. “We believe our software is equal to or better than anything in the industry and we will be more aggressive in telling our story in 2016.  Typically, new business results in long-term relationships so we expect our revenue to continue to climb, although GAAP revenue recognition policies sometimes make it difficult to see growth on a quarter-to-quarter basis.”

Investor Conference Call Today
The company is holding an investor conference call today, March 9, 2016, at 11 AM Eastern time.  Interested investors are invited to attend the conference call by dialing (888) 636-8160 and entering conference ID code 63850276.  A transcript of the call will be posted on our website at www.intelsys.com as soon as available after the call.

The company expects to file its 2015 Form 10-K with the Securities and Exchange Commission on or about March 16, 2016. For additional information about reported results, investors will be able to access the Form 10-K, when filed, on our company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown technology companies.  The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions.  CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at http://www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended Dec 31,			Twelve Months Ended Dec. 31,
	2015	2014	2015	2014
Revenue
Products	$201	$71	$614	$510
Services	1,072	932	4,168	3,677
Total net revenue	1,273	1,003	4,782	4,187
Cost of revenue
Products	53	53	219	248
Services	557	452	2,331	1,823
Total cost of revenue	610	505	2,550	2,071
Expenses
Marketing	62	44	242	271
General and administrative	408	174	1,935	950
Research and development	763	838	2,877	3,189
Loss from operations	(570)	(558)	(2,822)	(2,294)
Investment income	1,247[a]	3	1,247 [a]	128
Other income	35	6	109	18
Income (loss) from continuing operations before income taxes	712	(549)	(1,466)	(2,148)
Income taxes	--	--	3	18
Income (loss) from continuing operations	712	(549)	(1,469)	(2,166)
Gain (loss) on sale of discontinued operations, net of taxes	76	--	18,802[b]	--
Income (loss) from discontinued operations, net of taxes	--	523	(3)	1,211
Net income (loss)	788	(26)	17,330	(955)
Net loss attributable to noncontrolling interest	152	237	690	879
Net income (loss) attributable to Intelligent Systems	$940	$211	$18,020	$(76)
Earnings (loss) per share attributable to Intelligent Systems :
Basic earnings (loss) per share	$0.11	$0.02	$2.05	$(0.01)
Diluted earnings (loss) per share	$0.11	$0.02	$2.02	$(0.01)
Basic weighted average common shares outstanding	8,731,299	8,958,028	8,806,875	8,958,028
Diluted weighted average common shares outstanding	8,846,418	8,949,508	8,912,109	8,958,028

a. Gain on sale of equity interest in Lancope of $2.0 million, less write-down of $792,000 on another investee company
b. Gain on sale of ChemFree subsidiary effective March 31, 2015.

CONSOLIDATED BALANCE SHEETS
(audited, in thousands)

As of December 31,	2015	2014
ASSETS
Current assets:
Cash	$18,059	$2,624
Marketable securities	396	463
Accounts receivable, net	962	501
Other current assets	2,846	338
Restricted cash	2,200	--
Assets from discontinued operations	--	3,012
Total current assets	24,463	6,938
Investments	1,015	1,605
Property and equipment, at cost less accumulated depreciation	636	581
Other long-term assets	59	81
Total assets	$26,173	$9,205
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78	$90
Deferred revenue, current portion	1,830	610
Accrued payroll	495	582
Accrued expenses	25	24
Other current liabilities	243	274
Liabilities from discontinued operations	120	838
Total current liabilities	2,791	2,418
Deferred revenue, net of current portion	195	191
Other long-term liabilities	18	18
Total Intelligent Systems Corporation stockholders’ equity	26,048	8,767
Noncontrolling interest	(2,879)	(2,189)
Total stockholders’ equity	23,169	6,578
Total liabilities and stockholders’ equity	$26,173	$9,205

For further information, call
Bonnie Herron, 770-564-5504
or email to bherron@intelsys.com